Exhibit 99.1

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF AMERICA CALIFORNIA BANK

The audited consolidated financial statements set forth below are for America Caliornia Bank prior to being acquired by FNB Bancorp. The financial statements were prepared for periods preceding the acquisition date and do not include any merger related adjustments for the periods presented.

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders
America California Bank

We have audited the accompanying financial statements of America California Bank, which are comprised of the balance sheets as of December 31, 2014 and 2013, and the related statements of income, comprehensive income, changes in shareholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of America California Bank as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Palo Alto, California
April 1, 2015

AMERICA CALIFORNIA BANK

BALANCE SHEETS

	DECEMBER 31,
	2014	2013
ASSETS
Cash and due from banks	$2,544,881	$2,566,232
Interest-bearing deposits in banks	32,058,214	32,780,768
Securities available-for-sale	325,469	355,691
Loans, net	92,800,797	93,830,720
Federal Home Loan Bank stock, at cost	719,100	719,100
Premises and equipment, net	125,414	214,355
Cash surrender value of life insurance policies	2,932,314	3,277,896
Accrued interest receivable and other assets	2,120,752	2,352,136
	$133,626,941	$136,096,898

LIABILITIES AND SHAREHOLDERS’ EQUITY

Demand deposits	$11,899,789	$12,884,217
Negotiable order of withdrawal deposits	5,221,305	6,630,155
Savings and money market deposits	52,124,793	48,247,475
Time deposits, $250,000 and over	11,071,625	11,893,870
Other time deposits	18,610,860	22,594,791
Total deposits	98,928,372	102,250,508
Other borrowings	15,300,000	15,300,000
Accrued interest payable and other liabilities	1,542,710	1,279,530
Total Liabilities	115,771,082	118,830,038
Commitments and contingencies	—	—

Shareholders’ equity
Preferred stock; Series A and B, 5,000,000 shares authorized; issued and outstanding, 192,000 Series A and 400,000 Series B shares at December 31, 2014 and December 31, 2013	3,884,340	3,884,340
Common stock; 5,000,000 shares authorized; issued and outstanding, 1,437,213 shares at December 31, 2014 and December 31, 2013	10,096,252	10,096,252
Retained earnings	3,872,390	3,283,304
Accumulated other comprehensive income, net	2,877	2,964
Total Shareholders’ Equity	17,855,859	17,266,860
	$133,626,941	$136,096,898

The accompanying notes are an integral part of these financial statements

AMERICA CALIFORNIA BANK

STATEMENTS OF INCOME

	YEARS ENDED DECEMBER 31,
	2014	2013
INTEREST INCOME
Interest and fees on loans	$5,254,342	$5,572,283
Interest on securities	3,540	3,985
Dividends on FHLB stock and equity securities	52,503	28,186
Interest on deposits in other financial institutions	101,612	85,648
	5,411,997	5,690,102

INTEREST EXPENSE
Interest on negotiable order of withdrawal deposits	5,926	6,945
Interest on savings and money market deposits	351,095	281,559
Interest on time deposits, $250,000 and over	348,576	405,761
Interest on other time deposits	86,320	170,138
Interest on other borrowings	247,154	233,055
	1,039,071	1,097,458
Net interest income	4,372,926	4,592,644
PROVISION FOR LOAN LOSSES	—	150,000

Net interest income after provision for loan losses	4,372,926	4,442,644

NON-INTEREST INCOME
Service charges on deposits	79,635	152,953
Other fee income	85,084	154,083
Life insurance income	52,101	60,519
Gain/(loss) on sale of OREO	—	13,885
Other non-interest income	31,770	—
	248,590	381,440

NON-INTEREST EXPENSE
Salaries and employee benefits	2,005,169	1,777,651
Occupancy and equipment expense	479,975	482,188
Other operating expenses	1,110,792	1,185,495
	3,595,936	3,445,334
Income before income taxes	1,025,580	1,378,750
Income tax expense (benefit)	436,494	(638,081)
NET INCOME	$589,086	$2,016,831
NET INCOME PER SHARE - BASIC	$0.41	$1.40
NET INCOME PER SHARE - DILUTED	$0.29	$0.99

The accompanying notes are an integral part of these financial statements

AMERICA CALIFORNIA BANK

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

	YEARS ENDED DECEMBER 31, 2014 AND 2013
						Accumulated
	Preferred Stock		Common Stock			Other	Total
	Number of		Number of		Retained	Comprehensive	Shareholders’
	Shares	Amount	Shares	Amount	Earnings	Income	Equity

Balances, January 1, 2013	592,000	$3,884,340	1,437,213	$10,096,252	$1,266,473	$3,601	$15,250,666
Net Income	—	—	—	—	2,016,831	—	2,016,831
Other comprehensive (loss) income, net of tax:
Unrealized holding gain / (losses) on securities	—	—	—	—	—	(637)	(637)
Balances, December 31, 2013	592,000	$3,884,340	1,437,213	$10,096,252	$3,283,304	$2,964	$17,266,860

Net Income	—	—	—	—	589,086	—	589,086
Other comprehensive (loss) income, net of tax:
Unrealized holding gain / (losses) on securities	—	—	—	—	—	(87)	(87)
Balances, December 31, 2014	592,000	$3,884,340	1,437,213	$10,096,252	$3,872,390	$2,877	$17,855,859

The accompanying notes are an integral part of these financial statements

AMERICA CALIFORNIA BANK

STATEMENTS OF COMPREHENSIVE INCOME

	YEARS ENDED DECEMBER
	2014	2013

Net income	$589,086	$2,016,831

Other comprehensive income (loss):

Unrealized gains (losses) on securities available for sale	(148)	(1,079)

Reclassification adjustment for realized (gains) on securities	—	—

Income tax (expense) benefit	61	442

Other comprehensive income (loss), net of tax	(87)	(637)

Comprehensive income	$588,999	$2,016,194

The accompanying notes are an integral part of these financial statements

AMERICA CALIFORNIA BANK

STATEMENTS OF CASH FLOWS

	YEARS ENDED
	DECEMBER 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$589,086	$2,016,831
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	96,839	99,473
Deferred income tax provision (benefit)	111,000	(896,000)
Provision for loan losses	—	150,000
(Gain) Loss on sale of OREO	—	(13,885)
(Increase) in cash surrender value of life insurance	(52,101)	(60,519)
(Increase) decrease in interest receivable and other assets	120,384	39,315
Increase (decrease) in interest payable and other liabilities	263,180	(154,912)
Net cash provided by operating activities	1,128,388	1,180,303

CASH FLOWS FROM INVESTING ACTIVITIES
Maturities and proceeds from sales of available-for-sale securities	30,135	55,299
Proceeds from sale of OREO	—	670,885
(Increase) decrease in interest-bearing deposits in banks	722,554	(2,682,966)
Redemption of FHLB stock	—	(61,200)
Net (Increase) decrease in loans	1,029,923	(1,010,775)
Purchase of premises and equipment	(7,898)	(1,997)
Net cash provided by (used in) investing activities	1,774,714	(3,030,754)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in demand and interest bearing deposits	1,484,040	9,018,424
Net increase (decrease) in time deposits	(4,806,176)	(6,857,958)
BOLI redemption	397,683	—
Net (decrease) increase in fed funds purchased	—	(895,000)
Net (decrease) increase in other borrowings	—	2,000,000
Net cash provided by (used in) financing activities	(2,924,453)	3,265,466

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(21,351)	1,415,015
CASH AND CASH EQUIVALENTS, beginning of year	2,566,232	1,151,217
CASH AND CASH EQUIVALENTS, end of year	$2,544,881	$2,566,232

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest expense	$1,028,577	$1,130,917
Cash paid for income taxes	$440,800	$263,800

The accompanying notes are an integral part of these financial statements

AMERICA CALIFORNIA BANK
NOTES TO FINACIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

America California Bank (the Bank) commenced operations in 1972 as a California state-chartered bank. The Bank is subject to regulation, supervision and regular examination by the State Department of Financial Institutions and the Federal Deposit Insurance Corporation. The regulations of these agencies govern most aspects of the Bank’s business. The financial statements of the Bank are prepared in conformity with accounting principles generally accepted in the United States of America and general practice within the banking industry. The following is a summary of the significant accounting and reporting policies used in preparing the financial statements.

Nature of Operations - The Bank provides a variety of banking services to individuals and businesses through its main office in San Francisco. The Bank offers depository and lending services primarily to meet the needs of its business and professional clientele. These services include a variety of demand deposit, savings and time deposit account alternatives, and special merchant and business services. The Bank’s lending activities are directed primarily towards granting short- and medium-term commercial real estate loans and customized lines of credits for such purposes as operating capital, inventory, equipment and accounts receivable, and interim construction financing.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events - The Bank has evaluated subsequent events for recognition and disclosure through April 1, 2015, which is the date the financial statements were available to be issued.

Cash and Cash Equivalents - Cash and cash equivalents include cash on hand, amounts due from banks that mature within three months and federal funds sold. Generally, federal funds are sold for one-day periods.

Interest-Bearing Deposits in Banks - Interest-bearing deposits in banks include interest bearing deposits at the FHLB and certificates of deposit at other institutions. At times throughout the year, the Bank has balances that exceed FDIC insurance limits.

Securities Available-For-Sale - Available-for-sale securities consist of bonds, notes, debentures and certain equity securities not classified as trading or held-to-maturity. Securities available-for-sale are carried at estimated fair value. Unrealized holding gains or losses are reported as increases or decreases in shareholders’ equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

AMERICA CALIFORNIA BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Securities Available-For-Sale (continued) - Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows; OTTI related to credit loss, which must be recognized in the income statement and; OTTI related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings.

Loans and Loan Fees - Loans are stated at the amount of unpaid principal, net of deferred fees, and reduced by an allowance for loan losses. Accrual of interest is discontinued on loans which are more than 90 days delinquent or when Management believes, after considering economic and business conditions and collection efforts, that the borrower’s financial condition is such that collection of interest is doubtful unless the loans are well-secured and in the process of collection. When a loan is placed on non-accrual status, all interest previously accrued but not collected is charged against current period income. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Generally, a non-accrual loan will be restored to an accrual status when none of its principal and interest is past due, when prospects for future contractual payments are no longer in doubt and when the loan becomes well-secured and in the process of collection.

Non-refundable fees and estimated loan origination costs are deferred net and are amortized to income over the expected life of the loan using a method that approximates the level yield method.

Impaired Loans - The Bank considers a loan to be impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement, including scheduled interest payments. Generally, the Bank identifies loans to be reported as impaired when such loans are in non-accrual status or are considered troubled debt restructurings due to the granting of a below-market rate of interest or a partial forgiveness of indebtedness on an existing loan. Any allowance on impaired loans is generally based on one of three methods. 1) present value of expected future cash flows discounted at the loan’s effective interest rate or, 2) as a practical expedient, at the loan’s observable market price or 3) the fair value of the collateral if the loan is collateral dependent. Income recognition on impaired loans is consistent with the policy for income recognition on non-accrual loans described above.

Allowance for Loan Losses – The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off. Amounts are charged-off when available information confirms that specific loans or portions thereof, are uncollectible. This methodology for determining charge-offs is consistently applied to each segment.

AMERICA CALIFORNIA BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The allowance consists of specific and general reserves. Specific reserves relate to loans that are individually classified as impaired. A loan is impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Factors considered in determining impairment include payment status, collateral value and the probability of collecting all amounts when due. Measurement of impairment is based on the expected future cash flows of an impaired loan, which are to be discounted at the loan’s effective interest rate, or measured by reference to an observable market value, if one exists, or the fair value of the collateral for a collateral-dependent loan. The Bank selects the measurement method on a loan-by-loan basis except that collateral-dependent loans for which foreclosure is probable are measured at the fair value of the collateral.

The Bank recognizes interest income on impaired loans based on its existing methods of recognizing interest income on nonaccrual loans. Loans, for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired with measurement of impairment based on expected future cash flows discounted using the loan’s effective rate immediately prior to the restructuring.

If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Smaller balance, homogeneous loans are collectively evaluated for impairment.

General reserves cover non-impaired loans and are based on historical loss rates for each portfolio segment, adjusted for the effects of qualitative or environmental factors that are likely to cause estimated credit losses as of the evaluation date to differ from the portfolio segment’s historical loss experience. Qualitative factors include consideration of the following: changes in lending policies and procedures; changes in economic conditions, changes in the nature and volume of the portfolio; changes in the experience, ability and depth of lending management and other relevant staff; changes in the volume and severity of past due, nonaccrual and other adversely graded loans; changes in the loan review system; changes in the value of the underlying collateral for collateral-dependent loans; concentrations of credit and the effect of other external factors such as competition and legal and regulatory requirements.

Portfolio segments identified by the Bank include commercial real estate, residential real estate, commercial and consumer loans. Relevant risk characteristics for these portfolio segments generally include debt service coverage, loan-to-value ratios and financial performance on non-consumer loans and credit scores, debt-to income, collateral type and loan-to-value ratios for consumer loans.

Income Recognition on Impaired and Non-Accrual Loans - Loans, including those considered impaired, are generally classified as non-accrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-secured and in the process of collection. Loans that are on a current payment status or past due less than 90 days may also be classified as non-accrual if repayment in full of principal and/or interest is in doubt. Loans may be returned to accrual status when all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within an acceptable period of time and there is a sustained period of repayment performance by the borrower, in accordance with the contractual terms, of interest and principal.

While a loan is classified as non-accrual and the future collectivity of the recorded balance is doubtful, collections of interest and principal are generally applied as a reduction to the principal outstanding. When the future collectability of the recorded balance is expected, interest income may be recognized on a cash basis. In the case where a non-accrual loan had been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded balance at the contractual interest rate. Cash interest receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered.

AMERICA CALIFORNIA BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Other Real Estate Owned - Other real estate owned (“OREO”) consist of properties acquired through foreclosure. The Bank values these properties at fair value less estimated costs to sell at the time it acquires them, which establishes the new cost basis. The Bank charges against the allowance for credit losses any losses arising at the time of acquisition of such properties. After it acquires them, the Bank carries such properties at the lower of cost or fair value less estimated selling costs. If the Bank records any write-downs or losses from disposition of such properties after acquiring them, it includes this amount in other non-interest expense. Development and improvement costs relating to OREO are capitalized (assuming they are recoverable). At December 31, 2014 there was no property that was categorized as “other real estate owned.”

Transfer of Financial Assets - Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. The loan participations sold by the Bank meet this definition of a transfer of financial assets.

Federal Home Loan Bank Stock - The Bank, in connection with its Federal Home Loan Bank (FHLB) advances, is required to maintain an investment in capital stock of the FHLB of San Francisco. The investment exceeds the minimum requirement at December 31, 2014 and 2013. The Bank’s investment in FHLB stock is carried at cost ($100 per share), which reasonably approximates its fair value. The Bank may request redemption at cost of any stock in excess of the amount the Bank is required to hold. Stock redemptions are at the discretion of the FHLB.

Premises and Equipment - Premises and equipment are stated at cost, less accumulated depreciation and amortization. The provision for depreciation and amortization is computed principally by the straight-line method over the shorter of the estimated useful lives of the related assets or the lease term.

Income Taxes - Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is established to reduce the deferred tax asset to the level at which it is “more likely than not” that the tax asset or benefits will be realized. Realization of tax benefits of deductible temporary differences and operating loss carry forwards depends on having sufficient taxable income of an appropriate character within the carry forward periods.

The Bank has adopted the guidance provided by the FASB regarding the accounting for uncertainties in income taxes. The guidance clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement standard for the financial statement recognition and measurement of an income tax position taken or expected to be taken in a tax return. In addition, guidance is provided on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

AMERICA CALIFORNIA BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The guidance has been applied to all tax positions of the Bank. Only tax positions that met the more-likely-than-not recognition threshold were recognized or continue to be recognized upon adoption. The adoption of this guidance has not had a material impact on the Bank’s financial position, results of operations or cash flows for any of the periods presented.

Interest expense associated with unrecognized tax benefits is classified as income tax expense in the statement of income. Penalties associated with unrecognized tax benefits are classified as income tax expense in the statement of income.

Reclassifications - Certain reclassifications have been made on the 2013 financial statements to conform to the current year presentation.

Fair Value Measurement - Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Current accounting guidance establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The guidance describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

See Note 18 for more information and disclosures relating to the Bank’s fair value measurements

Fair values of Financial Instruments - The financial statements include various estimated fair value information as of December 31, 2014 and 2013. Such information, which pertains to the Bank’s financial instruments, does not purport to represent the aggregate net fair value of the Bank. Further, the fair value estimates are based on various assumptions, methodologies and subjective considerations, which vary widely among different financial institutions and which are subject to change. The following methods and assumptions were used by the Bank:

Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and short- term instruments approximates those assets’ fair value.

Interest-bearing deposits in banks: Fair values for interest-bearing deposits in banks are based on market rates of interest for similar financial instruments.

Securities: Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

AMERICA CALIFORNIA BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loans receivable: For variable-rate loans that re-price frequently and have no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest receivable approximates its fair value.

Deposit liabilities: The fair values estimated for demand deposits (interest and noninterest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts for variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of the aggregate expected monthly maturities on time deposits. The carrying amount of accrued interest payable approximates its fair value.

Borrowings: The fair values of the Bank’s borrowings are estimated using discounted cash flow analysis based on the Bank’s current incremental borrowing rates for similar types of borrowing arrangements.

Off-balance-sheet instruments: Fair values for the Bank’s off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the credit standing of the counterparties.

Adoption of New Accounting Standards - During 2014, the Financial Accounting Standards Board (FASB) issued guidance regarding the following new accounting standard applicable to financial institutions:

Financial Accounting Standards Board Accounting Standards Update (FASB ASU) 2014-14, Receivables — Troubled Debt Restructuring by Creditors (“Topic 310-40”), The amendments in this Update require that a mortgage loan be recognized and that a separate other receivable be recognized upon foreclosure if the following conditions are met: 1) The loan has a government guarantee that is not separable from the loan before foreclosure, 2) At the time of foreclosure, the creditor has the intent to convey the real estate property to the guarantor and make a claim on the guarantee, and the creditor has the ability to recover under that claim, 3) At the time of foreclosure, any amount of the claim that is determined on the basis of the fair value of the real estate is fixed. Upon foreclosure, the separate other receivable should be measured based on the amount of the loan balance (principal and interest) expected to be recovered from the guarantor. ASU No. 2014-14 is effective for the first interim or annual period beginning after December 15, 2014. The adoption of this ASU is not expected to have a material impact on the Company’s financial position, results of operations, or cash flows.

Financial Accounting Standards Board Accounting Standards Update (FASB ASU) 2014-11, Transfers & Servicing (“Topic 860”) — Repurchase-to-Maturity Transactions, Repurchase Financings, and Disclosures, require that repurchase-to-maturity transactions be accounted for as secured borrowings consistent with the accounting for other repurchase agreements. In addition, the amendments require separate accounting for a transfer of a financial asset executed contemporaneously with a repurchase agreement with the same counterparty (a repurchase financing), which will result in secured borrowing accounting for the repurchase agreement. The amendments require an entity to disclose information about transfers accounted for as sales in transactions that are economically similar to repurchase agreements, in which the transferor retains substantially all of the exposure to the economic return on the transferred financial asset throughout the term of the transaction. In addition the amendments require disclosure of the types of collateral pledged in repurchase agreements, securities lending transactions, and repurchase-to-maturity transactions and the tenor of those transactions.

AMERICA CALIFORNIA BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ASU No. 2014-11 is effective for the first interim or annual period beginning after December 15, 2014. The adoption of this ASU is not expected to have a material impact on the Company’s financial position, results of operations, or cash flows.

Financial Accounting Standards Board Accounting Standards Update (FASB ASU) 2014-09, Revenue from Contracts with Customers (“Topic 606”), requires that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU No. 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. The adoption of this ASU is not expected to have a material impact on the Company’s financial position, results of operations, or cash flows.

Financial Accounting Standards Board Accounting Standards Update (FASB ASU) 2014-04, Receivables — Troubled Debt Restructurings by Creditors (“Sub-topic 310-40”) — Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure clarifies that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the amendments require interim and annual disclosure of both the amount of foreclosed residential real estate property held by the creditor and the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. ASU No. 2014-04 is effective for annual and interim period beginning after December 15, 2014. The adoption of this ASU is not expected to have a material impact on the Company’s financial position, results of operations, or cash flows.

Financial Accounting Standards Board Accounting Standards Update (FASB ASU) 2014-01, Investments — Equity Method and Joint Ventures (“Topic 323”) — Accounting for Investments in Qualified Affordable Housing Projects amends an existing guidance to permit reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Under the proportional amortization method, an entity amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits received and recognized the net investment performance in the income statement as a component of income tax expense or benefit. For those investments in qualified affordable housing projects not accounted for using the proportional amortization method, the investment should be accounted for as an equity method of investment or a cost method of investment in accordance with Subtopic 970-323. ASU No. 2014-01 is effective for annual and interim period beginning after December 15, 2014. The adoption of this ASU is not expected to have a material impact on the Company’s financial position, results of operations, or cash flows.

AMERICA CALIFORNIA BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 2 – CASH AND DUE FROM BANKS

Cash and due from banks includes balances with the Federal Reserve and other correspondent banks. The Federal Reserve Bank’s reserve requirements are based on a percentage of the Bank’s average deposit liabilities. The specific reserve requirements at December 31, 2014 and 2013 totaled $27,000 and $86,000, respectively.

NOTE 3 – SECURITIES

The amortized cost and estimated fair value of securities are summarized as follows:

	DECEMBER 31, 2014
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Securities Available-for-Sale:
Mortgage-backed securities	$254,000	$4,875	—	$258,875
Equity securities	66,594	—	—	66,594
	$320,594	$4,875	$—	$325,469

	DECEMBER 31, 2013
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Securities Available-for-Sale:
Mortgage-backed securities	$285,839	$5,024	$—	$290,863
Equity securities	64,828	—	—	64,828
	$350,667	$5,024	$—	$355,691

Management periodically evaluates each investment security in an unrealized loss position to determine if the impairment is temporary or other-than-temporary. At December 31, 2014, there were no securities that were in an unrealized loss position for twelve months or more.

AMERICA CALIFORNIA BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 3 – SECURITIES (CONTINUED)

The maturities of investment securities at December 31, 2014 were as follows:

	Securities Available-for-Sale
	Amortized	Estimated
	Cost	Fair Value

Due in one year or less	$—	$—
Due from one year to five years	—	—
Due from five years to ten years	29,639	30,193
Thereafter	224,361	228,682
Equity securities	66,594	66,594
	$320,594	$325,469

The amortized cost and estimated fair value of mortgage-backed securities are presented by expected maturity in the preceding table. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. None of the investment securities available-for-sale were called back during 2014 and 2013.

There were no securities pledged at December 31, 2014 and 2013.

AMERICA CALIFORNIA BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES

The loan portfolio consists of the following at:

	DECEMBER 31,
	2014	2013

Commercial Real Estate	$74,233,397	$78,826,371
Residential Real Estate	16,615,196	12,705,112
Commercial	4,724,311	5,237,377
Consumer	4,371	9,301
	95,577,275	96,778,161

Less:
Deferred loan fees and costs, net	(147,579)	(157,630)
Allowance for loan losses	(2,618,899)	(2,789,811)

	$92,810,797	$93,830,720

The following is a summary of the changes in the allowance for loan losses for the years ended December 31:

	2014	2013

Balance, beginning of year	$2,789,811	$2,275,581
Provision for loan losses	—	150,000
Loans charged off	(425,177)	(228,265)
Loan recoveries	254,265	592,495

Balance, end of year	$2,618,899	$2,789,811

AMERICA CALIFORNIA BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The following table presents the activity in the allowance for loan losses for the 2014 and 2013 years.

	Commercial	Residential
December 31, 2014	Real Estate	Real Estate	Commercial	Consumer	Total
Allowance for Loan Losses:
Beginning of Year Balance	$2,295,731	$246,023	$247,626	$431	$2,789,811
Provisions	82,939	80,181	(162,889)	(231)	—
Charge-offs	(425,177)	—	—	—	(425,177)
Recoveries	—	—	254,265	—	254,265
End of Year	$1,953,493	$326,204	$339,002	$200	$2,618,899
Reserves:
Specific	$—	$—	$—	$—	$—
General	1,953,493	326,204	339,002	200	2,618,899

End of Year Balance	$1,953,493	$326,204	$339,002	$200	$2,618,899

Loans Evaluated for Impairment:
Individually	$—	$—	$—	$—	$—
Collectively	74,223,397	16,615,196	4,724,311	4,371	95,567,275

	$74,223,397	$16,615,196	$4,724,311	$4,371	$95,567,275

	Commercial	Residential
December 31, 2013	Real Estate	Real Estate	Commercial	Consumer	Total
Allowance for Loan Losses:
Beginning of Year Balance	$1,896,232	$89,474	$287,595	$2,280	$2,275,581
Provisions	(151,971)	156,549	147,271	(1,849)	150,000
Charge-offs	—	—	(228,265)	—	(228,265)
Recoveries	551,470	—	41,025	—	592,495
End of Year	$2,295,731	$246,023	$247,626	$431	$2,789,811
Reserves:
Specific	$—	$—	$—	$—	$—
General	2,295,731	246,023	247,626	431	2,789,811

End of Year Balance	$2,295,731	$246,023	$247,626	$431	$2,789,811

Loans Evaluated for Impairment:
Individually	$3,341,126	$—	$156,112	$—	3,497,238
Collectively	75,485,245	12,705,112	5,081,265	9,301	93,280,923

	$78,826,371	$12,705,112	$5,237,377	$9,301	$96,778,161

AMERICA CALIFORNIA BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

The Bank categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as current financial information, historical payment experience, collateral adequacy, credit documentation, and current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. This analysis typically includes larger, non-homogeneous loans such as commercial real estate and commercial and industrial loans. This analysis is performed on an ongoing basis as new information is obtained. The Bank uses the following definitions for risk ratings:

Special Mention - Loans classified as special mention have a potential weakness that deserves management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution’s credit position at some future date.

Substandard - Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Impaired – A loan is considered impaired, when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Additionally, all loans classified as troubled debt restructurings are considered impaired.

Loans listed as pass include larger non-homogeneous loans not meeting the risk rating definitions above and smaller, homogeneous loans not assessed on an individual basis.

The risk category of loans by class of loans was as follows as of December 31, 2014 and 2013:

		Special
December 31, 2014	Pass	Mention	Substandard	Impaired	Total
Commercial Real Estate:
Construction and Land Development	$5,965,160	$—	$—	$—	$5,965,160
Multifamily	6,516,198	—	—	—	6,516,198
Other	59,854,901	1,887,138	—	—	61,742,039
Residential Real Estate	16,615,196	—	—	—	16,615,196
Commercial	4,474,317	249,994	—	—	4,724,311
Consumer	4,371	—	—	—	4,371

	$93,430,143	$2,137,132	$—	$—	$95,567,275

AMERICA CALIFORNIA BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

		Special
December 31, 2013	Pass	Mention	Substandard	Impaired	Total
Commercial Real Estate:
Construction and Land Development	$8,546,006	$—	$—	$—	$8,546,006
Multifamily	5,659,164	—	—	2,790,148	8,449,312
Other	55,691,951	5,286,379	301,745	550,978	61,831,053
Residential Real Estate	12,606,560	87,597	10,955	—	12,705,112
Commercial	5,081,265	—	—	156,112	5,237,377
Consumer	9,301	—	—	—	9,301

	$87,594,247	$5,373,976	$312,700	$3,497,238	$96,778,161

Past due and nonaccrual loans presented by loan class were as follows as of December 31, 2014 and 2013:

Still Accruing
	30-89 Days	Over 90 Days
December 31, 2014	Past Due	Past Due	Nonaccrual
Commercial Real Estate:
Construction and Land Development	$—	$—	$—
Multifamily	—	—	—
Other	—	—	—
Commercial		—	—
	$—	$—	$—

Still Accruing
	30-89 Days	Over 90 Days
December 31, 2013	Past Due	Past Due	Nonaccrual
Commercial Real Estate:
Construction and Land Development	$—	$—	$—
Multifamily	—	—	2,790,148
Other	—	—	550,978
Commercial		—	156,112
	$—	$—	$3,497,238

AMERICA CALIFORNIA BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)

Information relating to individually impaired loans presented by class of loans was as follows as of December 31, 2014 and 2013:

	Unpaid			Average	Interest
	Principal	Recorded	Related	Recorded	Income
December 31, 2014	Balance	Investment	Allowance	Investment	Recognized
With No Related Allowance Recorded
Commercial Real Estate:
Construction and Land Development	$—	$—	$—	$—	$—
Multifamily	—	—	—	—	—
Other	—	—	—	—	—
Residential Real Estate	—	—	—	—	—
Commercial	—	—	—	—	—
	$—	$—	$—	$—	$—

	Unpaid			Average	Interest
	Principal	Recorded	Related	Recorded	Income
December 31, 2013	Balance	Investment	Allowance	Investment	Recognized
With No Related Allowance Recorded
Commercial Real Estate:
Construction and Land Development	$—	$—	$—	$—	$—
Multifamily	3,018,413	2,790,148	—	2,908,972	—
Other	550,978	550,978	—	570,208	—
Residential Real Estate	—	—	—	—	—
Commercial	156,112	156,112	—	149,033	—
	$3,725,503	$3,497,238	$—	$3,628,213	$—

The Bank had no loans modified as TDR’s during the 2014 and 2013 fiscal year.

AMERICA CALIFORNIA BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 5 – PREMISES AND EQUIPMENT

Premises and equipment consists of the following:

	DECEMBER 31,
	2014	2013

Leasehold improvements	$1,701,984	$1,701,984
Furniture, fixtures and equipment	79,230	69,831
	1,781,214	1,771,815

Less: Accumulated depreciation	(1,655,800)	(1,557,460)

	$125,414	$214,355

Depreciation on premises and equipment for the years ended December 31, 2014 and 2013 totaled $96,839 and $99,473, respectively.

NOTE 6 – TIME DEPOSITS

Time deposits at December 31, 2014 and their remaining maturities are as follows:

Less than 3 months	$3,937,602
3 months to one year	14,244,215
Between 1 and 3 years	9,876,668
Between 3 and 5 years	1,624,000
Over 5 years	—
$29,682,485

NOTE 7 – LINES OF CREDIT

At December 31, 2014, the Bank had two federal funds lines of credit available aggregating $5,000,000.

AMERICA CALIFORNIA BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 8 – OTHER BORROWINGS

Other borrowings outstanding at December 31, 2014 and their maturities are as follows:

	Outstanding	Average
Years ending December 31,	Balance	Rate

2015	$2,000,000	4.67%
2016	10,500,000	1.16%
2017	2,800,000	1.15%
	$15,300,000

All borrowings are for fixed rates of interest. All borrowings are collateralized by commercial real estate loans pledged to the Federal Home Loan Bank in the amount of $31,513,015 at December 31, 2014. FHLB borrowings are secured under terms of a blanket collateral agreement by a pledge of loans.

NOTE 9 – BENEFIT PLANS

401(k) Plan - The Bank has a defined contribution retirement plan covering substantially all of the Bank’s employees. Employees may elect to have a portion of their compensation contributed to the plan in conformity with the requirements of Section 401(k) of the Internal Revenue Code. Employee contributions are matched 100% by the Bank up to 5% of the employees’ compensation not to exceed the maximum amount deductible under the profit sharing plan rules of the Internal Revenue Service. Contributions vest 25% per year. The Bank contributed $64,026 during 2014 and $68,222 during 2013 to the Plan.

Postretirement Benefit Plans and Life Insurance Policies - The Bank has purchased single premium and annual premium life insurance policies for certain directors and key officers. The policies provide protection against the adverse financial effects from the death of a director or key officer and provides income to offset expenses associated with the plans. The Bank has entered into a split dollar arrangement whereby a portion of the death benefit is endorsed to the directors’ or key officers’ designated beneficiary. At December 31, 2014 and 2013, the cash surrender value of the policies totaled $2,932,314 and $3,277,896, respectively. Income earned on these policies, net of expenses, totaled $52,101 and $60,519 for the years ended December 31, 2014 and 2013, respectively.

The Bank has awarded certain officers a salary continuation plan which provides postretirement benefits. If death occurs prior to or during retirement, the Bank will pay the officers’ beneficiaries or estates the benefits set forth in the plan. Salary continuation benefits are paid if the officers terminate employment prior to retirement. At December 31, 2014 and 2013, the liability recorded for the estimated present value of future salary continuation and deferred compensation benefits was $740,676 and $630,506, respectively, and the expense recognized for the 2014 and 2013 years was $160,808 and $47,665, respectively.

AMERICA CALIFORNIA BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 10 – OTHER OPERATING EXPENSE

Other operating expense is comprised of the following:

	YEAR ENDED DECEMBER 31,
	2014	2013
Regulatory assessments	$173,180	$202,964
Professional services	193,298	265,551
Data processing	179,615	175,781
Director fees and expenses	181,820	210,049
OREO expense	(1,477)	9,592
Loan expense	2,990	37,111
Communications	20,589	17,542
Advertising and promotion	9,655	5,477
Other	351,122	261,428

	$1,110,792	$1,185,495

NOTE 11 – INCOME TAXES

The provision (benefit) for income taxes for the years ended December 31 consists of the following:

	DECEMBER 31,
	2,014	2013
Current
Federal	$324,694	$256,379
State	800	1,540

	325,494	257,919
Deferred
Federal	(1,000)	(927,000)
State	112,000	31,000

	111,000	(896,000)

	$436,494	$(638,081)

AMERICA CALIFORNIA BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 11 – INCOME TAXES (CONTINUED)

The components of the Bank’s net deferred tax asset are as follows at December 31:

	DECEMBER 31,
	2014	2013
Deferred tax assets:
Allowance for loan losses	$505,000	$503,000
Depreciation	357,000	339,000
Net operating losses	550,000	615,000
Other	326,000	392,000
Total deferred tax assets	1,738,000	1,849,000

Deferred tax liabilities:
Stock dividends	(38,000)	(38,000)
Other	(3,000)	(3,000)
Total deferred tax liabilities	(41,000)	(41,000)
Net	1,697,000	1,808,000
Valuation Allowance	—	—
Net Deferred Tax Asset	$1,697,000	$1,808,000

A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax asset will not be realized. Management has assessed the recoverability of the deferred tax assets at December 31, 2014 and has determined that a valuation allowance to offset deferred tax assets that may ultimately not be realized is not necessary.

Income tax returns for the years ended December 31, 2013, 2012 and 2011 are open to audit by the federal authorities and income tax returns for the years ended December 31, 2013, 2012, 2011 and 2010 are open to audit by California authorities.

NOTE 12 – RELATED PARTY TRANSACTIONS

The Bank, in the normal course of business, has entered into transactions with its directors, executive officers, significant shareholders and their affiliates (related parties). In management’s opinion, these transactions are on substantially the same terms as comparable transactions with other customers of the Bank. There were no loans outstanding to such related parties at December 31, 2014 and 2013, respectively. Deposits received from directors and executive officers were $402,688 and $448,655 at December 31, 2014 and 2013, respectively.

AMERICA CALIFORNIA BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Lease Commitments - The Bank currently leases one facility under a non-cancellable operating lease. The San Francisco branch and main office lease expires in 2016 and has fixed rent increases every five years.

As of December 31, 2014, future minimum lease payments under non-cancellable operating leases are as follows:

YEARS ENDING DECEMBER 31,

2015	$210,000
2016	52,500
$262,500

Rent expense for the years ended December 31, 2014 and 2013 for all operating leases was $272,325 and $265,564, respectively.

Financial Instruments with Off-Balance-Sheet Risk - The Bank’s financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are commitments to extend credit and letters of credit. A summary of the Bank’s commitments and contingent liabilities at December 31 is as follows:

	Contractual Amounts
	2014	2013

Commitments to extend credit	$15,366,546	$13,143,268
Standby letters of credit	$132,689	$483,945

Commitments to extend credit and credit card arrangements are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the customer. Collateral held varies but may include accounts receivable, inventory, certificates of deposit and real property.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. Commercial letters of credit represent a commitment issued by the Bank to guarantee a customer’s foreign or domestic trade transaction to another party, generally to finance a commercial contract for the purchase of goods. All letters of credit are short-term guarantees with no guarantees extending more than two years. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending credit facilities to customers. The Bank holds collateral supporting .8% of these commitments. None of these letters of credit were utilized during 2014 and 2013.

AMERICA CALIFORNIA BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 14 – CONCENTRATIONS OF CREDIT RISK

Most of the Bank’s business activity is with customers located within the State of California, primarily within the San Francisco Bay area. Most of the Bank’s loans have been granted to customers in the Bank’s market area. General economic conditions or natural disasters affecting the primary market area could affect the ability of customers to repay loans and the value of real property used as collateral. The loans are expected to be paid from cash flow or proceeds from the sale of selected assets of the borrowers. The Bank requires that all loans have adequate collateral or that the borrower have evidence of sufficient cash flows to repay loans when the loans are made. All collateral must have an appraisal, if applicable and collateral is generally secured by liens.

The concentrations of credit by type of loan are set forth in Note 4. The Bank, as required by law, does not extend credit to any single borrower or group of related borrowers on a secured basis in excess of 25% of its unimpaired capital (shareholders’ equity plus the allowance for loan losses) and on an unsecured basis in excess of 15% of its unimpaired capital. The Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit, is based on management’s credit evaluation of the customer. Collateral held varies but may include residential and commercial real property, marketable securities, accounts receivable, inventory, equipment and savings accounts.

The concentrations by type of investment security are set forth in Note 3. The Bank places its investments primarily in financial instruments backed by the U.S. Government and its agencies. The Bank, from time to time, has significant funds deposited with correspondent banks. While management recognizes the inherent risks involved in such concentrations, such correspondent arrangements provide the Bank with an effective and cost efficient means of managing its liquidity position and item processing needs. Management closely monitors the financial conditions of their correspondent banks on a continuous basis and believes the Bank’s risk is negligible. The Bank also maintains additional deposit accounts with other correspondent banks should management determine that a change in any correspondent banking relationship would be appropriate.

NOTE 15 – REGULATORY MATTERS

Banking regulations limit the amount of cash dividends that may be paid without prior approval of the Bank’s regulatory agency. Cash dividends are limited to the lesser of retained earnings, if any, or net income for the last three years, net of the amount of any other distributions made to shareholders during such periods. If the above requirements are not met, cash dividends may only be paid with the prior approval of the Commissioner of the Department of Financial Institutions, in an amount not exceeding the Bank’s net earnings for its last fiscal year or the amount of its net earnings for its current fiscal year. Accordingly, the future payment of cash dividends will depend on the Bank’s earnings and its ability to meet its capital requirements.

The Bank is subject to various regulatory capital requirements administered by its primary federal regulator, the Federal Deposit Insurance Corporation (FDIC). Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s operations. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

AMERICA CALIFORNIA BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 15 – REGULATORY MATTERS (CONTINUED)

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined).

As of December 31, 2014, the most recent notification from the FDIC categorized the Bank’s capital position as well capitalized.

The Bank’s actual capital amounts and ratios are also presented in the following table:

					To Be Well
					Capitalized Under
			For Capital		Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(in thousands)
As of December 31, 2014
Total Capital	$18,030	19.88%	$7,256	8.00%	$9,069	10.00%
(to Risk Weighted Assets)
Tier I Capital	$16,877	18.61%	$3,628	4.00%	$5,441	6.00%
(to Risk Weighted Assets)
Tier I Capital	$16,877	12.18%	$5,543	4.00%	$6,928	5.00%
(to Average Assets)

As of December 31, 2013
Total Capital	$17,431	18.44%	$7,562	8.00%	$9,453	10.00%
(to Risk Weighted Assets)
Tier I Capital	$16,229	17.17%	$3,781	4.00%	$5,671	6.00%
(to Risk Weighted Assets)
Tier I Capital	$16,229	11.91%	$5,451	4.00%	$6,813	5.00%
(to Average Assets)

AMERICA CALIFORNIA BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 16 – EARNINGS PER SHARE

The Bank computes earnings per share (EPS) in accordance with guidance provided by the Financial Accounting Standards Board which requires the presentation of basic EPS, which does not consider the effect of common stock equivalents, and diluted EPS, which considers all dilutive common stock equivalents.

	YEAR ENDED DECEMBER 31,
	2014	2013

Net Income	$589,086	$2,016,831
Less Dividends on preferred shares	—	—
Net Loss available to common shareholders	$589,086	$2,016,831

Weighted average shares used in computing Basic EPS	1,437,213	1,437,213
Dilutive Securities: Convertible Preferred Stock	592,000	592,000
Dilutive weighted average shares	2,029,213	2,029,213

Basic Earnings Per Share	$0.41	$1.40
Diluted Earnings Per Share	$0.29	$0.99

 NOTE 17 – PREFERRED STOCK

The Series A Preferred Shares are convertible into common stock at any time after the date of issuance, at a conversion rate of one for one. The shares have rights to dividends (if declared by the Board) at the annual rate of 6% per share, calculated based on the per share purchase price. Rights to dividends do not accrue to holders of Series A preferred shares unless declared by the Board of Directors. The shares have a liquidation value of $10 per share. Effective January 1, 2010, the Bank has the right to repurchase any or all of the preferred shares for a price equal to the original purchase price paid for the shares plus any accrued but unpaid dividends.

The Series B Preferred shares have parity with other classes of preferred stock in respect to dividends and liquidation. Each share is convertible into Common Stock on a 1 for 1 basis. The shares have rights to dividends (if declared by the Board) at the annual rate of 10% per share, calculated based on the per share purchase price. Rights to dividends do not accrue to holders of Series B preferred shares unless declared by the Board of Directors. The Series B Preferred shall automatically convert to Common if a) the holders of a majority of the Series B Preferred elect to do so or b) the Company completes a private placement of Common Stock of $5,000,000 or more.

AMERICA CALIFORNIA BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 18 – FAIR VALUE MEASUREMENTS

The Bank adopted guidance issued by the Financial Accounting Standards Board (FASB) relating to fair value measurements on January 1, 2008. The guidance defines fair value, establishes a framework for measuring fair value under U.S. GAAP and expands disclosures about fair value measurements. The guidance applies whenever other accounting pronouncements require or permit assets or liabilities to be measured at fair value.

Fair value is a market-based measurement and is defined as the price that would be received for selling an asset or paid for transferring a liability in an orderly transaction between market participants at the measurement date. The transaction to sell the asset or transfer the liability is a hypothetical transaction at the measurement date, considered from the perspective of a market participant that holds the asset or owes the liability. In general, the transaction price will equal the exit price and, therefore, represent the fair value of the asset or liability at initial recognition. In determining whether a transaction price represents the fair value of the asset or liability at initial recognition, each reporting entity is required to consider factors specific to the asset or liability, the principal or most advantageous market for the asset or liability, and market participants with whom the entity would transact in the market.

The only assets and liabilities measured at fair value on a recurring basis as of December 31, 2014 and 2013 are the available for sale securities in the amounts of $258,875 and $355,691, respectively, and are measured using the Level 2 pricing assumption.

Collateral-Dependent Impaired Loans: The Bank does not record loans at fair value on a recurring basis. However, from time to time, fair value adjustments are recorded on these loans to reflect (1) partial write-downs, through charge-offs or specific reserve allowances, that are based on the current appraised or market-quoted value of the underlying collateral or (2) the full charge-off of the loan carrying value. In some cases, the properties for which market quotes or appraised values have been obtained are located in areas where comparable sales data is limited, outdated, or unavailable. Fair value estimates for collateral-dependent impaired loans are obtained from real estate brokers or other third-party consultants. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available.

Loans measured at fair value on a non-recurring basis were $0 and $3,497,238 at December 31, 2014 and 2013, respectively, and were valued using the Level 2 assumption.

Other Real Estate Owned: Nonrecurring adjustments to certain commercial and residential real estate properties classified as other real estate owned (OREO) are measured at the lower of carrying amount or fair value, less costs to sell. Fair values are generally based on third party appraisals of the property, resulting in a Level 2 classification. In cases where the carrying amount exceeds the fair value, less costs to sell, an impairment loss is recognized. The Bank had no OREO at December 31, 2014 or 2013.

NOTE 19 – FAIR VALUE OF FINANCIAL INSTRUMENTS

Estimated fair values are disclosed for financial instruments for which it is practicable to estimate fair value. These estimates are made as of a specific point in time based on relevant market data and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering the Bank’s entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments. In addition, the tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

AMERICA CALIFORNIA BANK
NOTES TO FINANCIAL STATEMENTS

NOTE 19 – FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

Because no market exists for a significant portion of the Bank’s financial instruments, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the fair value presented.

The respective carrying values of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and cash equivalents, interest-bearing deposits in other banks, banker’s bank and Federal Home Loan Bank stock and demand and savings deposits. Carrying values were assumed to approximate fair values for these financial instruments as they are short term in nature and their recorded amounts approximate fair values or are receivable or payable on demand. The Bank does not use derivative financial instruments.

The following table presents the carrying amounts and estimated fair values of the Bank’s financial instruments at December 31, 2014 and December 31, 2013. The fair value of financial instruments does not represent actual amounts that may be realized upon any sale or liquidation of the related assets or liabilities. In addition, these values do not give effect to discounts to fair value which may occur when financial instruments are sold in larger quantities. The fair values presented represent the Bank’s best estimate of fair value using the methodologies discussed in Note 1.

	DECEMBER 31,		DECEMBER 31,
	2014		2013
		Estimated		Estimated
	Carrying	Fair	Carrying	Fair
	Amount	Values	Amount	Values
Financial Assets:
Cash and cash equivalents	$2,544,881	$2,544,881	$2,566,232	$2,566,232
Interest-bearing deposits in banks	32,058,214	32,058,214	32,780,768	32,780,768
Securities available-for-sale	325,469	325,469	355,691	355,691
Loans,net	92,800,797	94,331,000	93,830,720	95,114,000
Cash surrender value of life insurance policies	2,932,314	2,932,314	3,277,896	3,277,896
FHLB Stock	719,100	719,100	719,100	719,100
Accrued interest receivable	280,625	280,625	274,340	274,340

Financial Liabilities:
Deposits	98,928,372	99,735,000	102,250,508	103,214,000
Borrowings	15,300,000	15,300,000	15,300,000	15,300,000
Accrued interest payable	12,292	12,292	22,786	22,786

AMERICA CALIFORNIA BANK
NOTES TO FINANCIAL STATEMENTS

NOTE 19 – PRIOR PERIOD ADJUSTMENT

In 2013 the Bank discovered that certain previously charge-off loan balances were still accruing interest. The total amount of interest accrued in error was $378,050 and the issue dated back to 2008. The cumulative impact on beginning retained earnings as of January 1, 2013, was a decrease of $127,463, net of related income taxes. The beginning retained earnings balance at January 1, 2013, as shown in the accompanying statement of changes in shareholders’ equity, reflects this adjustment. Net earnings for the year ending December 31, 2013 has also been restated to reflect the 2013 impact of the interest accrual error. The net impact on 2013 earnings was a decrease of $50,410, net of related income taxes.